Exhibit 99.1
news release
QLT ANNOUNCES 2005 RESULTS AND VISUDYNE SALES GUIDANCE FOR 2006
For Immediate Release February 22, 2006
VANCOUVER, CANADA—QLT Inc. (NASDAQ: QLTI; TSX: QLT) today reported its financial results for the fourth quarter ended December 31, 2005 and full year 2005 as well as issued its Visudyne sales guidance for 2006. Unless specified otherwise, all amounts are in U.S. dollars and in accordance with U.S. GAAP.
“The Company has faced many challenges over the last 12 months. I continue to work closely with the Senior Management team and our Board of Directors in reviewing the Company’s assets, products, business lines, and strategic position to determine the most effective steps toward enhancing shareholder value,” said Bob Butchofsky, Acting Chief Executive Officer.
2005 RESULTS
Earnings Per Share (EPS)
On a GAAP basis, QLT reported a loss of $4.04 in the fourth quarter and a loss of $3.51 for the full year 2005. The large fourth quarter and full year losses were primarily due to a $410.5 million non-cash charge for impairment of goodwill and other intangible assets, described below, that resulted from the acquisition of Atrix Laboratories, Inc.
Non-GAAP EPS was $0.11 in the fourth quarter and $0.66 for the full year 2005, within the Company’s 2005 non-GAAP EPS guidance range of $0.63 to $0.77. Exhibits 1 and 2 provide detailed reconciliations from GAAP to non-GAAP EPS for both the quarter and the year. Non-GAAP EPS was derived by taking GAAP EPS and excluding (i) the impairment of goodwill, other intangible assets, and plant and equipment, (ii) the amortization of intangibles (iii) restructuring charges, and (iv) separation charges related to the departure of the former CEO.
Annual Sales
As previously announced, Visudyne® sales for the fourth quarter were $107.2 million, a decrease of 13.5% over sales in the fourth quarter of 2004. Worldwide Visudyne sales were $483.8 million for the full year 2005, 7.9% higher than for 2004. For the full year 2005, Eligard® sales were $88.8 million worldwide, an increase of 5% over 2004.
Revenues
Total revenues reached $242.0 million in 2005, growing 30.0% from the prior year due primarily to revenue from products added in the Atrix acquisition. Revenue from Visudyne for the year was $187.2 million up by $9.8 million over the prior year. The profit share from Visudyne sales increased to 31.7% from 31.1% in 2004.

Research and Development (R&D) Expenses
Expenditures for R&D in 2005 were $74.6 million compared to $50.1 million for the same period in 2004, primarily due to programs resulting from the Atrix acquisition. For the fourth quarter of 2005, expenditures for R&D were $19.8 million compared to $17.2 million in the same period of 2004.
Selling, General & Administrative (SG&A) Expenses
For 2005, SG&A expenditures were $23.5 million compared to $17.5 million in 2004, an increase of 34.4%, resulting from a full year of expenses from the Atrix acquisition and separation charges related to the departure of the former CEO. For the fourth quarter of 2005, SG&A expenditures were $5.4 million, down $0.7 million from the fourth quarter of 2004.
Impairment of Goodwill and Other Intangibles
QLT previously disclosed that, under current accounting standards, we had and would continue to periodically evaluate changes in events and circumstances related to our business for any potential impairment of goodwill and intangible assets. As a result of that review, in the fourth quarter of 2005 the Company recorded a $410.5 million non-cash charge for impairment of goodwill and other intangible assets resulting from our 2004 acquisition of Atrix. At the end of 2005, management updated QLT’s strategic plan, which led management to revisit the impairment analysis previously conducted during the third quarter of 2005. Management determined the amount of the impairment charge after considering QLT’s updated strategic plan and factors such as the actual sales performance of Eligard in 2005 and projections for future Eligard sales performance, the adverse trial decision in the ongoing TAP litigation related to Eligard, future projections for Aczone™, decisions to partner future Atrigel® programs, and adjustments to forecasts for Atrix products in pre-clinical and clinical development.
Cash and Short-Term Investments
The Company’s cash and short-term investments at December 31, 2005 were $466 million, compared with $380 million at December 31, 2004. The balance benefited from the build-up during the year of our Income Tax Payable, from zero at the start of the year to $17 million by year-end. The amount owing will be paid in the first quarter of 2006.
2006 Visudyne Sales Guidance
Based on recent events and current trends in Visudyne sales, QLT is projecting that Visudyne sales will range from $370 million to $400 million in 2006.
Pending the outcome of the ongoing discussions with the Board of Directors as well as recent developments with respect to the Eligard litigation outlined below, QLT is suspending detailed guidance for 2006.
Eligard Litigation Update
TAP has filed a motion to prevent or limit the manufacture, sale and promotion of Eligard in the U.S. until expiry of the patent on May 1, 2006. The Company’s subsidiary, QLT USA, Inc., has opposed that motion and filed a motion with the court to ensure the continued availability of Eligard to prostate cancer patients in the U.S. until the TAP patent expires. Those motions have not yet been heard by the court. In addition, unless the court explicitly permits the continued sale of Eligard, or a license is granted, the marketing partner for Eligard in the U.S., Sanofi-aventis, has advised that it may elect to suspend Eligard sales in the U.S. until the expiry of the TAP patent on May 1, 2006.

About QLT
QLT Inc. is a global biopharmaceutical company specializing in developing treatments for cancer, eye diseases, dermatological and urological conditions. We have combined our expertise in the discovery, development, commercialization and manufacture of innovative drug therapies with our unique technology platforms to create highly successful products such as Visudyne and Eligard. For more information, visit our web site at www.qltinc.com.
A full explanation of how QLT determines and recognizes revenue resulting from Visudyne sales is contained in the financial statements contained in the periodic reports on Forms 10-Q and 10-K, under the heading “Significant Accounting Policies – Revenue Recognition.” Visudyne sales are product sales by Novartis under its agreement with QLT.
Certain statements in this press release constitute “forward looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward looking information” within the meaning of the Securities Act (Ontario). Forward looking statements include, but are not limited to: the Company’s projections of 2006 sales of Visudyne; and statements which contain language such as: “assuming,” “prospects,” “future,” “projects,” “expects” and “outlook.” Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Factors that could cause actual events or results to differ materially include, but are not limited to: the Company’s future operating results are uncertain and likely to fluctuate, currency fluctuations in primary markets might impact financial results, the risk that future sales of Visudyne may be less than expected (including as a result of the timing and impact of existing competitive products and/or new products launches by competitors), the uncertainty of and timing of pricing and reimbursement might limit the future sales of Visudyne, the appeal of the adverse trial decision in the ongoing TAP patent litigation against the Company’s subsidiary (QLT USA, Inc.) might be unfavorable and could result in the payment by QLT USA of damages which may be substantial, sales of Eligard could be adversely affected in the event there is an injunction granted preventing the manufacture, sale and/or promotion of Eligard in the United States until the expiry of the TAP patent on May 1, 2006, the Company’s reliance on third-parties for the manufacture of Visudyne, the Company’s reliance on third-parties for the continued supply of light source and light delivery devices for Visudyne therapy, the risk that the Company’s dependence on third parties to market Visudyne, general competitive conditions within the biotechnology and drug delivery industry, general economic conditions and other factors described in detail in QLT’s Annual Information Form on Form 10 K, quarterly reports on Form 10 Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.

QLT Inc.—Financial Highlights
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In accordance with United States generally accepted accounting principles)

	Three months ended		Year ended
	December 31,		December 31,
(In thousands of United States dollars, except per share information)	2005	2004	2005	2004

(Unaudited)
Revenues
Net product revenue	$43,507	$49,939	$210,024	$179,298
Net royalties	5,290	2,338	19,942	2,338
Contract research and development	1,366	1,532	11,283	4,436
Licensing and milestones	222	—	724	—

	50,385	53,809	241,973	186,072

Costs and expenses
Cost of sales	11,307	11,059	51,230	33,377
Research and development	19,822	17,192	74,597	50,059
Selling, general and administrative	5,411	6,110	23,477	17,464
Depreciation	2,221	1,188	8,088	3,715
Amortization of intangibles	1,806	852	6,915	852
Impairment of goodwill and other intangible assets	410,534	—	410,534	—
Impairment of plant and equipment	6,955	—	6,955	—
Purchase of in-process research and development	—	236,000	—	236,000
Restructuring charge	4,657	—	8,042	—

	462,713	272,401	589,837	341,467

Operating loss	(412,328)	(218,592)	(347,865)	(155,395)

Investment and other income
Net foreign exchange gains	456	540	4,152	837
Interest income	4,147	2,766	13,203	10,136
Interest expense	(1,594)	(1,602)	(6,357)	(6,261)
Other gains (losses)	45	(7)	49	1,905

	3,054	1,697	11,047	6,617

Loss before income taxes	(409,274)	(216,895)	(336,818)	(148,778)

Recovery (provision) for income taxes	38,881	(6,345)	11,406	(29,448)

Loss before extraordinary gain	(370,393)	(223,240)	(325,412)	(178,226)

Extraordinary gain	—	2,124	—	12,517

Net loss	$(370,393)	$(221,116)	$(325,412)	$(165,709)

Basic net loss per common share
Loss before extraordinary gain	$(4.04)	$(2.64)	$(3.51)	$(2.43)
Extraordinary gain	—	0.02	—	0.17

Net loss	$(4.04)	$(2.62)	$(3.51)	$(2.26)

Diluted net loss per common share
Loss before extraordinary gain	$(4.04)	$(2.64)	$(3.51)	$(2.43)
Extraordinary gain	—	0.02	—	0.17

Net loss	$(4.04)	$(2.62)	$(3.51)	$(2.26)

Weighted average number of common shares outstanding (in thousands)
Basic	91,610	84,513	92,637	73,240
Diluted	91,610	84,513	92,637	73,240

QLT Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In accordance with United States generally accepted accounting principles)

	December 31,	December 31,
(In thousands of United States dollars)	2005	2004
(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$345,799	$277,087
Short-term investment securities	119,816	102,765
Accounts receivable	43,986	56,600
Inventories	46,239	45,899
Current portion of deferred income tax assets	2,480	4,753
Other	20,728	13,521

	579,048	500,625

Property, plant and equipment	75,497	81,674
Deferred income tax assets	7,593	6,926
Intangibles, net	6,926	119,600
Goodwill	103,958	402,518
Other long-term assets	3,472	4,906

	$776,494	$1,116,249

LIABILITIES
Current liabilities
Accounts payable	$14,519	$12,993
Income taxes payable	17,253	—
Accrued restructuring charge	5,205	—
Other accrued liabilities	17,901	19,528
Current portion of deferred revenue	9,457	2,278

	64,335	34,799

Deferred income tax liabilities	9,800	52,171
Deferred revenue	3,748	—
Long-term debt	172,500	172,500

	250,383	259,470

SHAREHOLDERS’ EQUITY
Common shares	861,676	848,498
Additional paid in capital	60,396	92,193
Accumulated deficit	(495,476)	(173,794)
Accumulated other comprehensive income	99,515	89,882

	526,111	856,779

	$776,494	$1,116,249

As at December 31, 2005, there were 91,184,681 issued and outstanding common shares and 9,647,224 outstanding stock options.

QLT Inc.
Condensed Consolidated Statement of Operations
2005 Fourth Quarter Reconciliation of GAAP Earnings to
Non-GAAP Earnings	Exhibit 1

(In millions of United States dollars, except per share data) (Unaudited)

				Three months ended
	Three months ended			December 31, 2005
	December 31, 2005			Adjusted
	GAAP	Adjustments		Non-GAAP(1)

Revenues
Net product revenue	$43.5	$—		$43.5
Net royalties	5.3	—		5.3
Contract research and development	1.4	—		1.4
Licensing and milestones	0.2	—		0.2

	50.4	—		50.4

Cost and expenses
Cost of sales	(11.3)	—		(11.3)
Research and development	(19.8)	—		(19.8)
Selling, general and administrative	(5.4)	—		(5.4)
Depreciation	(2.2)	—		(2.2)
Amortization of intangibles	(1.8)	1.8	(a)	—
Impairment of goodwill & other intangible assets	(410.5)	410.5	(b)	—
Impairment of plant and equipment	(7.0)	7.0	(c)	—
Restructuring charge	(4.7)	4.7	(d)	—

	(462.7)	424.0		(38.7)

Operating (loss) income	(412.3)	424.0		11.7

Investment and other income
Net foreign exchange gains	0.5	—		0.5
Interest income	4.1	—		4.1
Interest expense	(1.6)	—		(1.6)
Other gains	0.0	—		0.0

	3.0	—		3.0

(Loss) income before income taxes	(409.3)	424.0		14.7

Recovery (provision) for income taxes	38.9	(43.6)	(e)	(4.7)

Net (loss) income	$(370.4)	$380.4		$10.0

Net (loss) income per common share:
Basic	$(4.04)			$0.11
Diluted	$(4.04)			$0.11

Weighted average number of common shares outstanding (in millions)
Basic	91.6			91.6
Diluted	91.6			91.7

Adjustments:

(a)	Remove amortization of acquired intangibles resulting from our merger with Atrix in November, 2004.

(b)	Remove impairment of goodwill and other intangible assets.

(c)	Remove impairment of plant and equipment.

(d)	Remove restructuring costs.

(e)	Remove the income tax impact of (a), (b), (c), and (d).

Note 1

The adjusted non-GAAP financial measures have no standardized meaning under GAAP and are not comparable between companies. Management believes that the adjusted non-GAAP financial measures are useful because they exclude those non-operational activities or transactions that are not necessarily relevant to understanding the trends of the Company or the prospects of future performance.

QLT Inc.
Condensed Consolidated Statement of Operations
Year ended December 31, 2005

Reconciliation of GAAP Earnings to Non-GAAP Earnings	Exhibit 2
(In millions of United States dollars, except per share data) (Unaudited)

				Year ended
	Year ended			December 31, 2005
	December 31, 2005			Adjusted
	GAAP	Adjustments		Non-GAAP(1)

Revenues
Net product revenue	$210.0	$—		$210.0
Net royalties	19.9	—		19.9
Contract research and development	11.3	—		11.3
Licensing and milestones	0.7	—		0.7

	242.0	—		242.0

Cost and expenses
Cost of sales	(51.2)	—		(51.2)
Research and development	(74.6)	—		(74.6)
Selling, general and administrative	(23.5)	2.9	(a)	(20.6)
Depreciation	(8.1)	—		(8.1)
Amortization of intangibles	(6.9)	6.9	(b)	—
Impairment of goodwill and other intangible assets	(410.5)	410.5	(c)	—
Impairment of plant and equipment	(7.0)	7.0	(d)
Restructuring	(8.0)	8.0	(e)	—

	(589.8)	435.3		(154.5)

Operating (loss) income	(347.8)	435.3		87.5

Investment and other income
Net foreign exchange gains	4.2	—		4.2
Interest income	13.2	—		13.2
Interest expense	(6.4)	—		(6.4)
Other gains	0.0	—		0.0

	11.0	—		11.0

(Loss) income before income taxes	(336.8)	435.3		98.5

Recovery (provision) for income taxes	11.4	(47.4)	(f)	(36.0)

Net (loss) income	$(325.4)	$387.9		$62.5

Net (loss) income per common share:
Basic	$(3.51)			$0.67
Diluted	$(3.51)			$0.66

Weighted average number of common shares outstanding (in millions)
Basic	92.6			92.6
Diluted	92.6			102.6

Adjustments:

(a)	Remove separation costs related to the resignation of Paul J. Hastings (former President and Chief Executive Officer).

(b)	Remove amortization of acquired intangibles resulting from our merger with Atrix in November, 2004.

(c)	Remove impairment of goodwill and other intangible assets.

(d)	Remove impairment of plant and equipment.

(e)	Remove restructuring costs.

(f)	Remove the income tax impact of (a), (b), (c), (d), and (e).
Note 1
The adjusted non-GAAP financial measures have no standardized meaning under GAAP and are not comparable between companies. Management believes that the adjusted non-GAAP financial measures are useful because they exclude those non-operational activities or transactions that are not necessarily relevant to understanding the trends of the Company or the prospects of future performance.

QLT Inc. will hold an investor conference call to discuss year-end results, 2006 guidance, as well as the TAP litigation on Wednesday, February 22nd at 8:30 a.m. ET (5:30 a.m. PT). The call will be broadcast live via the Internet at www.qltinc.com. To participate on the call, please dial 1-800-525-6384 (North America) or 780-409-1668 (International) before 8:30 a.m. ET. A replay of the call will be available via the Internet and also via telephone at 1-800-695-1018 (North America) or 402-220-1753 (International), access code 9614255.

QLT Inc.:
Vancouver, Canada
Therese Hayes / Tamara Hicks
Telephone: 604-707-7000 or 1-800-663-5486
Fax: 604-707-7001
Atrigel is a registered trademark of QLT USA, Inc.
Visudyne is a registered trademark of Novartis AG.
Eligard is a registered trademark of Sanofi-aventis.
QLT Inc. is listed on The Nasdaq Stock Market under the trading symbol “QLTI” and on The Toronto Stock Exchange under the trading symbol “QLT.”